Exhibit 99.1

DraftKings Reports First Quarter 2021 Results and Raises 2021 Revenue Guidance

Reports First Quarter Revenue of $312 million; Increases 2021 Revenue Guidance to $1.05 billion to $1.15 billion; Announces upcoming rollout of social functionality to DFS and mobile sportsbook apps

Boston, MA – May 7, 2021— DraftKings Inc. (Nasdaq: DKNG) (“DraftKings” or the “Company”) today reported first quarter 2021 financial results.

First Quarter 2021 Highlights

For the three months ended March 31, 2021, DraftKings reported revenue of $312 million, an increase of 253% compared to $89 million during the same period in 2020. After giving pro forma effect to the business combination with SBTech (Global) Limited (“SBTech”) and Diamond Eagle Acquisition Corp. which was completed on April 23, 2020, as if it had occurred on January 1, 2019, revenue grew 175% compared to the three months ended March 31, 2020.

“DraftKings is off to an outstanding start in 2021,” said Jason Robins, DraftKings’ co-founder, CEO and Chairman of the Board. “We continued to make progress and remain on track with the migration to our own in-house proprietary sports betting engine, strengthened our content and technology capabilities with the acquisitions of VSiN and BlueRibbon Software, and invested in further differentiating our product offering with the upcoming rollout of social functionality in our DFS and mobile Sportsbook apps.”

Jason Park, DraftKings’ Chief Financial Officer, added, “Our $312 million in first quarter revenue, 114% increase in MUPs and 48% growth in ARPMUP reflect solid customer acquisition and retention as well as successful launches of mobile sports betting and iGaming in new states. We are raising our revenue outlook for 2021 due to the outperformance of our core business in the first quarter and our expectation for continued healthy growth.”

Strong Customer Retention and Acquisition Drove Q1 Results

●	Monthly Unique Payers (“MUPs”) for our B2C segment increased 114% compared to the first quarter of 2020. On average, 1.5 million monthly unique paying customers engaged with DraftKings each month during the first quarter. The increase reflects strong unique payer retention and acquisition across Daily Fantasy Sports, Online Sports Betting and iGaming.

●	Average Revenue per MUP (“ARPMUP”) was $61 in the first quarter representing a 48% increase versus the same period in 2020. Our ARPMUP was positively impacted by increased engagement with our iGaming and mobile sports betting product offerings as well as successful cross-selling.

Increasing 2021 Revenue Guidance

●	DraftKings is raising its fiscal year 2021 revenue guidance from a range of $900 million to $1 billion to a range of $1.05 billion to $1.15 billion, which equates to year-over-year growth of 63% to 79% and a 16% increase compared to the midpoint of our previous guidance.

●	The increase reflects solid performance in the first quarter of 2021, continued strong user activation due to the effectiveness of our marketing spend, well-executed launches of mobile sports betting and iGaming in Michigan and mobile sports betting in Virginia, and a modest contribution from our recently completed acquisitions. This guidance also assumes that all professional and college sports calendars that have been announced come to fruition and that we continue to operate in states in which we are live today.

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●	Detailed financial data and other information is available in DraftKings’ Quarterly Report on Form 10-Q, being filed today with the Securities and Exchange Commission (the “SEC”), as well as in a slide presentation that can be accessed through the “Investors” section of the Company’s website at investors.draftkings.com.

DraftKings Grows Its Mobile Sports Betting and iGaming Footprint

●	In the first quarter of 2021, DraftKings launched mobile sports betting and iGaming in Michigan and mobile sports betting in Virginia.

●	DraftKings is live with online sports betting in 12 states that collectively represent 25% of the U.S. population. DraftKings is live with iGaming in 4 states, representing approximately 10% of the U.S. population.

●	In 2021, 25 state legislatures have introduced legislation to legalize mobile sports betting, 5 state legislatures have introduced legislation to expand their existing sports wagering frameworks and 1 state legislature has introduced legislation to legalize sports betting limited to retail locations. In addition, 4 states have introduced iGaming legislation and 3 states have introduced online poker legislation.

●	Three of the states that introduced legislation to legalize mobile sports betting this year - Wyoming, Arizona and New York - have already enacted mobile sports wagering laws. Maryland has made significant progress with a mobile and retail sports wagering bill passing the legislature and now pending action from the Governor. The three states that have enacted mobile sports wagering laws this year represent 8% of the U.S. population and bring the percentage of the population with legalized mobile sports betting to 35%.

Leadership and Board Updates

●	DraftKings announced the appointment of Gisele Bündchen, environmental activist and philanthropist, as a special advisor to the Company’s Chief Executive Officer and board of directors for environmental, social, and governance (“ESG”) initiatives.

●	We expanded our executive team with the addition of Brian Angiolet to oversee and optimize content creation and media strategy as the Company’s first Chief Media Officer.

Environmental, Social and Governance Initiatives Continue to Grow

●	We undertook a variety of internal and external efforts in honor of International Women’s Day to support women entrepreneurs and small business owners throughout March, while also recognizing the day as an official company holiday for our global employees. Customer participation in the Women’s History Month Sports Popularity Pool, which highlighted the greatest athletes and moments in women’s sports, helped generate $300,000 in total donations to several U.S. and global organizations focused on empowering and aiding women entrepreneurs and women-founded small businesses.

●	We raised $184,000 through charity DFS contests in support of Feeding Texas’ efforts to provide help to those impacted by the winter storms in Texas.

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Product Developments, Content Initiatives and Commercial Agreements

●	The migration to our proprietary in-house back end and trading technology continues to be on-track for completion by the end of the third quarter of 2021.

●	We are announcing the upcoming rollout of social functionality to our DFS and mobile Sportsbook apps, marking an industry-first innovation to create an integrated social community across sports betting and daily fantasy sports, as fans can interact with each other within a shared, peer-to-peer environment. The product is particularly unique because it amplifies our ability to create an interconnected ecosystem across our consumer products. Features like universal profiles, friends lists, commenting and loyalty/rewards will allow DraftKings to connect users across products.

●	We acquired Vegas Sports Information Network, Inc. (VSiN), a multi-platform broadcast and content company delivering trusted sports betting news, analysis and data to U.S. sports bettors since 2017.

●	We acquired BlueRibbon Software Ltd., a leading global jackpot and gamification company that provides platform-agnostic, real-time gamification tools that allow for fully customizable jackpot promotions.

●	We announced an agreement with DISH Network to bring DraftKings’ sportsbook and daily fantasy experiences directly to DISH customers nationwide, beginning with a first-of-its-kind and patent-pending DraftKings app integration on the DISH TV Hopper platform. The agreement also provided for the subsequent launch of SLING TV’s new exclusive sports betting information channels in collaboration with DraftKings. SLING TV subscribers and SLING Free users can now view real-time game scores and betting odds on the DraftKings Basketball, Baseball and Hockey channels. SLING TV will continue to bring the DraftKings sports betting experience to customers with more sports and expanded offerings in the future.

●	DraftKings became UFC’s first-ever “Official Sportsbook and Daily Fantasy Partner” in the United States and Canada and will now be able to offer in-game promotions, activations, in-broadcast odds integrations and UFC branding across its daily fantasy and betting products and will possess rights to use official UFC marks and logos.

Webcast and Conference Call Details

DraftKings will host a conference call and audio webcast today at 8:30 a.m. EST, during which management will discuss the Company’s first quarter results and provide commentary on business performance. A question and answer session will follow the prepared remarks.

The conference call may be accessed by dialing (833) 644-0686 for domestic callers or (918) 922-6762 for international callers. Once connected with the operator, please provide the conference ID of 8667046.

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A live audio webcast of the earnings conference call may be accessed on the Company’s website at investors.draftkings.com, along with a copy of this press release, the Company’s Form 10-Q filing, and a slide presentation. The audio webcast and accompanying presentation will be available on the Company’s investor relations website until 11:59 p.m. EST on June 15, 2021.

About DraftKings

DraftKings Inc. is a digital sports entertainment and gaming company created to fuel the competitive spirit of sports fans with products that range across daily fantasy, regulated gaming and digital media. Headquartered in Boston, and launched in 2012 by Jason Robins, Matt Kalish and Paul Liberman, DraftKings is the only U.S.-based vertically integrated sports betting operator. DraftKings is a multi-channel provider of sports betting and gaming technologies, powering sports and gaming entertainment for 50+ operators in 17 countries. DraftKings’ Sportsbook is live with mobile and/or retail betting operations in the United States pursuant to regulations in Colorado, Illinois, Indiana, Iowa, Michigan, Mississippi, New Hampshire, New Jersey, New York, Oregon, Pennsylvania, Tennessee, Virginia and West Virginia. DraftKings’ daily fantasy sports product is available in 7 countries internationally with 15 distinct sports categories. DraftKings is the official daily fantasy partner of the NFL, MLB, NASCAR, PGA TOUR and UFC as well as an authorized gaming operator of the NBA and MLB, an official betting operator of the PGA TOUR and the official betting operator of UFC. DraftKings also owns Vegas Sports Information Network, Inc. (VSiN), a multi-platform broadcast and content company.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release, including statements regarding guidance, our future results of operations or financial condition, our strategic plans and focus, user growth and engagement, product initiatives, the objectives of management for future operations, and the impact of COVID-19 on our business and the economy as a whole, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “going to,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “propose,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. We caution you that the foregoing may not include all of the forward-looking statements made in this press release.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends, including the ongoing COVID-19 pandemic, that we believe may affect our business, financial condition, results of operations, and prospects. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside DraftKings’ control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include, but are not limited to, DraftKings’ ability to manage growth; DraftKings’ ability to execute its business plan and meet its projections; potential litigation involving DraftKings; changes in applicable laws or regulations, particularly with respect to gaming; general economic and market conditions impacting demand for DraftKings’ products and services; economic and market conditions in the media / entertainment / gaming / software industry in the markets in which DraftKings’ operates; the potential adverse effects of the COVID-19 pandemic on capital markets, general economic conditions, unemployment and DraftKings’ liquidity, operations and personnel, as well as the risks, uncertainties, and other factors described in “Risk Factors” in our filings with the SEC, which are available on the SEC’s website at www.sec.gov. Additional information will be made available in other filings that we make from time to time with the SEC. The forward-looking statements contained herein are based on management’s current expectations and beliefs and speak only as of the date hereof, and DraftKings makes no commitment to update or publicly release any revisions to forward-looking statements in order to reflect new information or subsequent events, circumstances or changes in expectations.

Contacts

Media:

Media@draftkings.com

@DraftKingsNews

Investors:

Investors@draftkings.com

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